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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the use of our report dated July 20, 1999, and to all references to our Firm included in or made a part of this registration statement of Nuveen Flagship Multistate Trust III (comprising the Nuveen Flagship Georgia Municipal Bond Fund, Nuveen Flagship Louisiana Municipal Bond Fund, Nuveen Flagship North Carolina Municipal Bond Fund and Nuveen Flagship Tennessee Municipal Bond Fund).



                              ARTHUR ANDERSEN LLP

Chicago, Illinois
September 24, 1999